UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

June 1, 2012

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:             (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events.

On June 7, 2012, Universal Insurance Holdings, Inc. (the “Company”) announced the completion by two of its wholly-owned subsidiaries, Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC”) (collectively, the “Insurance Entities”), of its 2012-2013 reinsurance program effective June 1, 2012. The announcement, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.

REINSURANCE GENERALLY

In the normal course of business, the Company limits the maximum net loss that can arise from large risks, risks in concentrated areas of exposure and catastrophes, such as hurricanes or other similar loss occurrences, by reinsuring certain levels of risk in various areas of exposure with other insurers or reinsurers through the Company’s reinsurance agreements. The Company’s intention is to limit its exposure and the exposure of its Insurance Entities, thereby protecting stockholders’ equity and the Insurance Entities’ capital and surplus, even in the event of catastrophic occurrences, through reinsurance agreements. Without these reinsurance agreements, the Insurance Entities would be more substantially exposed to catastrophic losses with a greater likelihood that those losses could exceed their statutory capital and surplus. Any such catastrophic event, or multiple catastrophes, could have a material adverse effect on the Insurance Entities’ solvency and our results of operations, financial condition and liquidity.

Below is a description of our 2012-2013 reinsurance program. Although the terms of the individual contracts vary, the Company believes the overall terms of the 2012-2013 reinsurance program are more favorable than the 2011-2012 reinsurance program.

The Insurance Entities are responsible for insured losses related to catastrophic events in excess of coverage provided by their reinsurance programs. The Insurance Entities also remain responsible for insured losses notwithstanding the failure of any reinsurer to make payments otherwise due to the Insurance Entities. The Insurance Entities’ inability to satisfy valid insurance claims resulting from catastrophic events could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

UPCIC REINSURANCE PROGRAM

Effective June 1, 2012, UPCIC entered into a quota share reinsurance contract with Odyssey Reinsurance Company. Under the quota share contract, through May 31, 2013, UPCIC cedes 45% of its gross written premiums, losses and loss adjustment expenses for policies with coverage for wind risk with a ceding commission equal to 25% of ceded gross written premiums. In addition, the quota share contract has a limitation for any one occurrence not to exceed $75,000,000 (of which UPCIC’s net liability on the first $75,000,000 of losses in a first event scenario is $24,750,000, in a second event scenario is $27,500,000 and in a third event scenario is $16,500,000) and a limitation from losses arising out of events that are assigned a catastrophe serial number by the Property Claims Services (“PCS”) office not to exceed $180,000,000. The contract limits the amount of premium which can be deducted for inuring reinsurance to the lesser of actual costs or 32% of gross earned premium, excluding reinstatement premiums, or the lesser of actual costs or 32% of gross earned premium plus a maximum additional of $135,978,000, including reinstatement premiums, if any.

Effective June 1, 2012 through May 31, 2013, UPCIC entered into a multiple line excess per risk contract with various reinsurers. Under the multiple line excess per risk contract, UPCIC obtained coverage of $1,400,000 in excess of $600,000 ultimate net loss for each risk and each property loss, and $1,000,000 in excess of $300,000 for each casualty loss. The contract has a limitation for any one occurrence not to exceed $1,400,000 and a $7,000,000 aggregate limit that applies to the term of the contract. Effective June 1, 2012 through May 31, 2013, UPCIC entered into a property per risk excess contract covering ex-wind only policies. Under the property per risk excess contract, UPCIC obtained coverage of $350,000 in excess of $250,000 for each property loss. The contract has a limitation for any one occurrence not to exceed $1,050,000 and a $1,750,000 aggregate limit that applies to the term of the contract.

Effective June 1, 2012 through May 31, 2013, under an underlying excess catastrophe contract, UPCIC obtained catastrophe coverage of 45% of $75,000,000 in excess of $75,000,000 and 55% of $105,000,000 in excess of $45,000,000 covering certain loss occurrences including hurricanes. UPCIC entered into this contract with a segregated account, Segregated Account T25 – Universal Insurance Holdings of White Rock Insurance (SAC) Ltd. (“T25”), which is owned by the Company and was established by a third-party reinsurer under Bermuda law. Under this T25 agreement, T25 retains a maximum, pre-tax liability of $91,500,000 for the first catastrophic event up to $1.647 billion of losses. UPCIC is required to make premium installment payments aggregating $72,980,800 to T25, subject to the terms of the agreement. Through capital contributions made to T25 by the Company, T25 contributes an amount equal to its liability for losses, net of UPCIC’s required premium payments and expenses thereon, to a trust account as collateral. The trust account has been funded with the required collateral of $19,978,816 at the inception of the agreement and invested in a cash reserve fund. The amounts held in the cash reserve fund are included in restricted cash and cash equivalents in the Company’s Consolidated Balance Sheets. The collateral is available to be used to pay any claims that may arise from the occurrence of covered events. The collateral is required to be held in trust for the benefit of UPCIC until the occurrence of a covered event or expiration or termination of the agreement between T25 and UPCIC. The Company has no requirement to fund T25 in the event losses exceed the amount of collateral held in trust.

The Company has secured the obligations of the segregated account by contributing $19,978,816, the amount of the segregated account’s liability for losses net of UPCIC’s required premium payments, to a trust account for the current June 1, 2012 to May 31, 2013 contract period. In the event of a loss under the terms of this contract, the capital contributed by the Company would be used to pay claims and would have an adverse effect on stockholders’ equity and cash resources.

The agreements between T25 and the Insurance Entities are a cost-effective alternative to reinsurance that the Insurance Entities would otherwise purchase from third-party reinsurers. While the Company retains the risk that otherwise would be transferred to third party reinsurers, these agreements provide benefits to the Insurance Entities in “no-loss” years that cannot be replicated in the open reinsurance market. These benefits include the return to the Insurance Entities of a substantial portion of the earned reinsurance premiums under the contract. All the related intercompany transactions with respect to these agreements are eliminated in consolidation.

Effective June 1, 2012 through May 31, 2013, under excess catastrophe contracts, UPCIC obtained catastrophe coverage of $541,200,000 in excess of $150,000,000 covering certain loss occurrences including hurricanes. The coverage of $541,200,000 in excess of $150,000,000 has a second full limit available to UPCIC; additional premium is calculated pro rata as to amount and 100% as to time, as applicable. Effective June 1, 2012 through May 31, 2013, UPCIC purchased reinstatement premium protection which reimburses UPCIC for its cost to reinstate the catastrophe coverage of the first $371,200,000 (part of $541,200,000) in excess of $150,000,000.

Effective June 1, 2012 through May 31, 2013, UPCIC also obtained subsequent catastrophe event excess of loss reinsurance to cover certain levels of UPCIC’s net retention through three catastrophe events including hurricanes. Specifically, UPCIC obtained catastrophe coverage for a second event of 45% of $75,000,000 excess of $75,000,000 in excess of $75,000,000 otherwise recoverable and 55% of $100,000,000 excess of $50,000,000 in excess of $100,000,000 otherwise recoverable. UPCIC also obtained catastrophe coverage for a third event of $120,000,000 excess of $30,000,000 in excess of $240,000,000 otherwise recoverable.

Effective June 1, 2012 through June 1, 2013, under an excess catastrophe contract specifically covering risks located in Georgia, North Carolina and South Carolina, UPCIC obtained catastrophe coverage of 55% of $20,000,000 in excess of $30,000,000 and 55% of $25,000,000 in excess of $50,000,000 covering certain loss occurrences including hurricanes. Both layers of coverage have a second full limit available to UPCIC; additional premium is calculated pro rata as to amount and 100% as to time, as applicable. The cost of UPCIC’s excess catastrophe contracts specifically covering risks in Georgia, North Carolina and South Carolina is $2,296,250.

UPCIC also obtained coverage from the Florida Hurricane Catastrophe Fund (“FHCF”). The approximate coverage is estimated to be for 90% of $1,062,000,000 in excess of $415,000,000.

The total cost of UPCIC’s multiple line excess and property per risk reinsurance program, effective June 1, 2012 through May 31, 2013, is $4,350,000, of which UPCIC’s cost is $2,617,500, and the quota share reinsurer’s cost is the remaining $1,732,500. The total cost of UPCIC’s underlying excess catastrophe contract is $72,980,800. The total cost of UPCIC’s private catastrophe reinsurance program, effective June 1, 2012 through May 31, 2013, is $135,978,000, of which UPCIC’s cost is 55%, or $74,787,900, and the quota share reinsurer’s cost is the remaining 45%. In addition, UPCIC purchases reinstatement premium protection as described above, the cost of which is $24,042,041. The total cost of the subsequent catastrophe event excess of loss reinsurance is $26,306,250, of which UPCIC’s cost is $16,417,500, and the quota share reinsurer’s cost is the remaining $9,888,750. The estimated premium that UPCIC plans to cede to the FHCF for the 2012 hurricane season is $73,882,856 of which UPCIC’s cost is 55%, or $40,635,571, and the quota share reinsurer’s cost is the remaining 45%.

The largest private participants in UPCIC’s reinsurance program include leading reinsurance companies such as Odyssey Re, Everest Re, Renaissance Re and Lloyd’s of London syndicates.

With the implementation of the Company’s 2012-2013 reinsurance program at June 1, 2012, the Company retains a maximum pre-tax net liability of $127,470,000 for the first catastrophic event up to $1.647 billion of losses relating to the UPCIC Florida program, and a maximum pre-tax net liability of $18,796,250 for the first catastrophic event up to $75,000,000 of losses relating to the UPCIC other states’ program.

APPCIC REINSURANCE PROGRAM

Effective June 1, 2012 through May 31, 2013, under an excess catastrophe contract, APPCIC obtained catastrophe coverage of $5,000,000 in excess of $1,000,000 covering certain loss occurrences including hurricanes. The coverage of $5,000,000 in excess of $1,000,000 has a second full limit available to APPCIC; additional premium is calculated pro rata as to amount and 100% as to time, as applicable. The total cost of APPCIC’s private catastrophe reinsurance program effective June 1, 2012 through May 31, 2013 is $1,062,500.

APPCIC also obtained coverage from the FHCF. The approximate coverage is estimated to be for 90% of $8,200,000 in excess of $3,200,000. The estimated premium that APPCIC plans to cede to the FHCF for the 2012 hurricane season is $570,571.

Effective October 1, 2011 through May 31, 2012, APPCIC had entered into a multiple line excess per risk contract with various reinsurers. Effective June 1, 2012, APPCIC elected to extend the multiple line excess per risk contract through June 30, 2012, and will secure replacement coverage effective July 1, 2012. Under the current multiple line excess per risk contract, APPCIC has coverage of $8,400,000 in excess of $600,000 ultimate net loss for each risk and each property loss, and $1,000,000 in excess of $300,000 for each casualty loss. A $21,000,000 aggregate limit applies to the term of the contract.

The total cost of the APPCIC multiple line excess reinsurance program effective October 1, 2011 through May 31, 2012 was $57,757. APPCIC’s net cost was 50% or $28,878 and the quota share reinsurer’s cost is the remaining 50%.

The largest private participants in APPCIC’s reinsurance program include leading reinsurance companies such as Odyssey Re, Hannover Ruck, Amlin Bermuda and Lloyd’s of London syndicates.

With the implementation of the Company’s 2012-2013 reinsurance program at June 1, 2012, the Company retains a maximum pre-tax net liability of $2,062,500 for the first catastrophic event up to $13,380,000 of losses relating to the APPCIC program.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 7, 2012	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ George R. De Heer
George R. De Heer
Chief Financial Officer